UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 19, 2026
ARES REAL ESTATE INCOME TRUST INC.
(Exact Name of Registrant as Specified in its Charter)

Maryland	000-52596	30-0309068
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

One Tabor Center, 1200 Seventeenth Street, Suite 2900, Denver, CO	80202

(Address of Principal Executive Offices)	(Zip Code)
(303) 228-2200
(Registrant’s telephone number, including area code)
Not applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act: None
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company     ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 1.01     Entry into a Material Definitive Agreement.

Subscription Agreement Amendment

As previously disclosed in the Current Report on Form 8-K filed by Ares Real Estate Income Trust Inc. (referred to herein as the “Company,” “we,” “our,” or “us”) with the Securities and Exchange Commission on October 17, 2025 (the “Prior 8-K”), on October 17, 2025 (the “Purchase Date”), the Company entered into a subscription agreement (the “Subscription Agreement”) with Ares Apogee Finance HoldCo L.P. (“Apogee SPV”), an affiliate of Ares Commercial Real Estate Management LLC, the Company’s advisor (the “Advisor”), pursuant to which Apogee SPV purchased shares (the “Securities”) of Class B common stock, par value $0.01 per share (the “Class B Common Shares”), of the Company in a purchase amount equal to $200,000,000 (the “Initial Purchase”).

On May 19, 2026, the Company and Apogee SPV entered into an Amendment to Subscription Agreement (the “Amendment”) which provides for an additional purchase of Class B Common Shares (the “Upsize Purchase Securities”) in a purchase amount equal to $100,000,000 (the “Upsize Purchase”). Together with the Initial Purchase, the aggregate purchase amount under the Subscription Agreement, as amended by the Amendment, is $300,000,000.

The Upsize Purchase Securities will be issued by the Company on June 1, 2026. The Upsize Purchase will be made at the net asset value (“NAV”) per share of the Company’s Class I-PR common stock, par value $0.01 per share, as of April 30, 2026. The offer and sale of the Upsize Purchase Securities to Apogee SPV is exempt from the registration provisions of the Securities Act of 1933, as amended, by virtue of Section 4(a)(2) thereof in light of Apogee SPV’s status as an institutional accredited investor and because it was not part of a public offering.

The Upsize Purchase Securities, together with the Securities purchased in the Initial Purchase, are subject to a three-year lock-up from the Purchase Date (the expiration of such period, the “Liquidity Date”). On or after the Liquidity Date, Apogee SPV may request that the Company redeem Securities, including the Upsize Purchase Securities, pursuant to the Company’s share redemption program (as amended from time to time, the “SRP”) (but only during the last month of any calendar quarter) provided that such requests will be subordinate to requests from all other common stockholders who have properly submitted a redemption request for such month in accordance with the SRP. In the event that the Securities, including the Upsize Purchase Securities, are held by a non-affiliate of the Advisor, or if the Advisor is no longer the external advisor to the Company, then the redemption terms specified within this paragraph (other than the three-year lock-up) shall terminate and be of no further force or effect and instead, on or after the Liquidity Date, Apogee SPV may request to have additional Securities, including the Upsize Purchase Securities, redeemed by the Company pursuant to the SRP pari passu with all other stockholders of the Company.

Furthermore, pursuant to the terms of the Amendment, on or after the Liquidity Date, Apogee SPV may require the Company to repurchase on a monthly basis, at a price per share equal to the most recently determined NAV per share as of the repurchase date, up to $7,500,000 of Securities, including Upsize Purchase Securities, per quarter, with such repurchase not subject to, nor eligible for redemption under, the terms of the SRP; provided that the timing of such requests, and the satisfaction of such requests, shall match the timing of the SRP. Any of such amounts not requested for redemption during a quarter will not roll forward to the next quarter.

All other material terms of the Subscription Agreement, as previously disclosed in the Prior 8-K, remain in full force and effect and are incorporated herein by reference to the Prior 8-K.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 3.02     Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 relating to the Amendment is incorporated herein by reference.

Item 9.01     Financial Statements and Exhibits.
(d)Exhibits

Exhibit Number	Description
10.1*	Amendment, dated May 19, 2026, to Subscription Agreement dated October 17, 2025, by and between Ares Real Estate Income Trust Inc. and Ares Apogee Finance HoldCo L.P.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).
____________________________________________
*Filed herewith.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Ares Real Estate Income Trust Inc.
May 22, 2026
	By:	/s/ TAYLOR M. PAUL
Taylor M. Paul Managing Director, Chief Financial Officer and Treasurer